UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________________
FORM 8-K
  _________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 31, 2023
  _________________________________________
AVIDITY BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39321	46-1336960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
10578 Science Center Drive, Suite 125
San Diego, California 92121 92121
(Address of principal executive offices) (Zip Code)
(858) 401-7900
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
 _________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNA	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 5, 2024, Avidity Biosciences, Inc. ("Avidity" or the "Company") announced that Eric Mosbrooker has resigned from the Company's board of directors (the "Board") and the Human Capital Management Committee of the Board (the "Committee"), effective as of December 31, 2023. Mr. Mosbrooker's resignations from the Board and the Committee were not made in connection with a disagreement between the Company and Mr. Mosbrooker on any matter relating to the Company's operations, policies or practices. Effective January 1, 2024, Mr. Mosbrooker will serve the Company as a non-executive employee in the newly created position of Chief Strategy Officer.

Item 8.01.	Other Events.

On January 5, 2024, the Company announced that it plans to initiate the global Phase 3 HARBOR™ trial of AOC 1001 for adults living with myotonic dystrophy type 1 (DM1), in mid-2024. The Company plans to provide first look data for the efficacy of AOC 1001 from the MARINA-OLE™ study of AOC 1001 in the first quarter of 2024. Regarding AOC 1020 for the treatment of facioscapulohumeral muscular dystrophy, the Company plans to provide data from a preliminary assessment of approximately half of patients in the FORTITUDE™ trial in the second quarter of 2024. As previously disclosed, the Company plans to provide a first look at AOC 1044 data from the EXPLORE44™ trial of people living with Duchenne muscular dystrophy mutations amenable to exon 44 skipping, in the second half of 2024.

Forward-Looking Statements

Avidity cautions readers that statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company's current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: plans to initiate a global Phase 3 trial for adults living with DM1 and the timing thereof; and the anticipated release of data from the MARINA-OLE™, FORTITUDE™ and EXPLORE44™ trials and the timing thereof. The inclusion of forward-looking statements should not be regarded as a representation by Avidity that any of these plans will be achieved. Actual results may differ from those set forth in this Current Report on Form 8-K due to the risks and uncertainties inherent in Avidity's business and beyond its control, including, without limitation: Avidity may not be able to resolve the partial clinical hold related to the serious adverse event which occurred in the Phase 1/2 MARINA® trial, which may result in delays in the clinical development of AOC 1001; additional data related to Avidity’s current clinical programs that continues to become available may be inconsistent with the data produced as of the respective data cutoff dates, and such data may not meet Avidity’s expectations; unexpected adverse side effects to, or inadequate efficacy of, Avidity's product candidates that may delay or limit their development, regulatory approval and/or commercialization, or may result in clinical holds which may not be timely lifted (if at all), recalls or product liability claims; Avidity is early in its development efforts; Avidity's approach to the discovery and development of product candidates based on its AOC platform is unproven, and the company does not know whether it will be able to develop any products of commercial value; potential delays in the commencement, enrollment, data readouts and completion of preclinical studies or clinical trials; the success of its preclinical studies and clinical trials for the Company's product candidates; Avidity's dependence on third parties in connection with preclinical and clinical testing and product manufacturing; regulatory developments in the United States and foreign countries; Avidity could exhaust its available capital resources sooner than it currently expects and fail to raise additional needed funds; and other risks described in Avidity's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (SEC) on February 28, 2023, and in subsequent filings with the SEC. Avidity cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that arise after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDITY BIOSCIENCES, INC.

Date: January 5, 2024	By:	/s/ Michael F. MacLean
Michael F. MacLean
Chief Financial and Chief Business Officer